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                                                                       EXHIBIT 8

                                 February_, 1997

Encore Orthopedics, Inc.
9800 Metric Boulevard
Austin, Texas 78758

Ladies and Gentlemen:

                We have acted as tax counsel to Encore Orthopedics, Inc. ("Encore") in connection with the merger (the "Merger") of Healthcare Acquisition, Inc. ("Acquisition"), a wholly-owned subsidiary of Healthcare Acquisition Corp. ("HCAC"), with and into Encore. The Merger will be effected pursuant to the terms of the Agreement and Plan of Merger by and among Encore, HCAC and Acquisition, dated November 12, 1996, and amended as of February 14, 1997 (the "Merger Agreement"). Section 7.03(f) of the Merger Agreement provides that the receipt of this opinion is a condition to the obligation of Encore to effect the Merger.

                The capitalized terms which are used in this opinion but not otherwise defined herein have the same meaning in this opinion as in the Merger Agreement.

                In issuing our opinion, we have reviewed the Merger Agreement, the Joint Proxy Statement/Prospectus of HCAC and Encore relating to the Merger, the representations made by Encore in the Encore Certificate of Tax Representations
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Encore Orthopedics, Inc.
February __, 1997
Page 2

delivered to us (a copy of which is attached hereto), the representations made by HCAC in the HCAC Certificate of Tax Representations delivered to us (a copy of which is attached hereto) and such other documents as we have deemed appropriate. Our opinion is based upon our understanding that the facts, representations and assumptions set forth in this letter are true and correct as of the present time and will be true and correct as of the Effective Time of the Merger.

                  Encore, a Texas corporation, is a designer, marketer and distributor of orthopedic products and supplies. Encore has outstanding a class of voting common stock ("Encore Common Shares") and a class of voting Series A Preferred Stock ("Encore Preferred Shares") (the Encore Common Shares and the Encore Preferred Shares are hereinafter referred to as the "Encore Shares"). HCAC is a Delaware corporation that was formed as a Specified Purpose Acquisition Company, the objective of which is to acquire an operating business in the health care industry. HCAC has a single class of voting common stock ("HCAC Common Shares") outstanding. Acquisition is a Texas corporation formed by HCAC for the sole purpose of facilitating the Merger.

                  Pursuant to the Merger Agreement, Acquisition will merge with and into Encore, with Encore being the surviving corporation. As a result of the Merger, Encore
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Encore Orthopedics, Inc.
February __, 1997
Page 3

will become a wholly-owned subsidiary of HCAC. At the Effective Time of the Merger, each of the outstanding Encore Common Shares and Encore Preferred Shares, other than shares held by dissenting shareholders, will be converted into the right to receive HCAC Common Shares and HCAC $7.00 Warrants. The number of HCAC Common Shares and HCAC $7.00 Warrants to be received in exchange for the Encore Common Shares and Encore Preferred Shares will be based on the exchange ratios determined under the procedures set forth in section 2.01 of the Merger Agreement. Cash will be paid in lieu of any fractional HCAC Common Shares.
Upon consummation of the Merger, HCAC will change its name to Encore Medical Corporation.

                  In the Encore Certificate of Tax Representations delivered to us in connection with this opinion, Encore has stated that the following statements will be true and correct as of the Effective Time of the Merger:

                  1. There is no plan or intention by the shareholders of Encore to sell, exchange, or otherwise dispose of a number of HCAC Common Shares received in the Merger that would reduce the Encore shareholders' ownership of HCAC Common Shares to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding Encore Shares as of the same date. For purposes of this representation, shares of Encore stock exchanged for HCAC $7.00 Warrants or
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Encore Orthopedics, Inc.
February __, 1997
Page 4

                  other property, surrendered by dissenters or exchanged for cash in lieu of fractional HCAC Common Shares will be treated as outstanding Encore Shares on the date of the Merger.

                  2. Immediately following the Merger, Encore will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Encore to dissenters, amounts paid by Encore to shareholders who receive cash or other property in connection with the Merger, amounts used by Encore to pay reorganization expenses, and all redemptions and distributions (excluding regular, normal dividends) made by Encore in connection with the Merger will be treated as assets held by Encore immediately prior to the Merger.

                  3. There is no intercorporate indebtedness existing between HCAC and Encore or between Acquisition and Encore that was issued, acquired, or will be settled at a discount.

                  4. Encore is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

                  5. On the date of the Merger, the fair market value of Encore will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

                  6. Encore is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

                  In the HCAC Certificate of Tax Representations, HCAC has stated that the following statements will be true and correct as of the Effective Time:
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Encore Orthopedics, Inc.
February __, 1997
Page 5

                  1. The fair market value of the HCAC Common Shares issued in exchange for Encore Shares in the Merger will be equal to at least 80 percent of the aggregate fair market value of the HCAC Common Shares, HCAC $7.00 Warrants, and cash in lieu of fractional HCAC Common Shares received by Encore shareholders in the Merger.

                  2. Acquisition was formed solely for purposes of effecting the Merger and has had no material assets or liabilities. Any assets or liabilities which are held by Acquisition immediately prior to the Merger will be transferred to Encore pursuant to the Merger.

                  3. HCAC has no plans to cause Encore to issue additional shares of its stock after the Merger that would result in HCAC losing control of Encore within the meaning of section 368(c)(1) of the Internal Revenue Code.

                  4. HCAC has no plan or intention to liquidate Encore; to merge Encore with or into another corporation; to sell or otherwise dispose of the stock of Encore except for transfers of stock to corporations controlled by HCAC; or to cause Encore to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Encore.

                  5. Following the Merger, HCAC will cause Encore to continue its orthopedic product and supply business or use a significant portion of Encore's business assets in a business.

                  6. HCAC does not own any Encore Shares.

                  7. HCAC is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.
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Encore Orthopedics, Inc.
February __, 1997
Page 6


                                  * * * * *

                  On the basis of the above facts and representations, it is our opinion that the Merger will have the following federal income tax consequences:

                  (i) The Merger will constitute a "reorganization" within the meaning of Sections 368(a)(1) and 368(a)(2)(E) of the Code, and HCAC, Acquisition and Encore will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

                  (ii) The Encore shareholders will not recognize gain or loss upon their exchange of Encore Shares for HCAC Common Shares (including interests in fractional HCAC Common Shares) pursuant to the Merger, but will recognize the amount of gain, if any, realized in the Merger which is not in excess of the fair market value of the HCAC $7.00 Warrants received.

                  (iii) The receipt of cash in lieu of fractional HCAC Common Shares will be
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Encore Orthopedics, Inc.
February __, 1997
Page 7

                  treated as if such fractional shares were received by the Encore shareholders in the Merger and then redeemed by HCAC.

                  (iv) The aggregate tax basis of the HCAC Common Shares received by an Encore shareholder (including interests in fractional HCAC Common Shares) in exchange for Encore Shares pursuant to the Merger will be the same as the aggregate tax basis of such Encore Shares, decreased by the fair market value of the HCAC $7.00 Warrants received by such shareholder, and increased by the amount of gain, if any, recognized on the exchange by such shareholder.

                  (v) The holding period for HCAC Common Shares (including interests in fractional HCAC Common Shares) received by an Encore shareholder in exchange for Encore Shares in the Merger will include such shareholder's holding period for such Encore Shares, provided the Encore Shares were held as capital assets at the Effective Time of the Merger.

                  This opinion is rendered solely with respect to the federal income tax consequences of the Merger specifically set forth above. We express no opinion as to
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Encore Orthopedics, Inc.
February __, 1997
Page 8

the treatment of the Merger under the income or other tax laws of any foreign, state or local jurisdiction. Our opinions are based upon the present provisions of the Code, the regulations issued thereunder, current case law and published rulings of the Internal Revenue Service. The foregoing are subject to change and such changes may be given retroactive effect. In the event of such changes, our opinions may be affected.

                                       Very truly yours,

                                       SUTHERLAND, ASBILL & BRENNAN, L.L.P.

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                                                                       EXHIBIT 8

                  ENCORE CERTIFICATE OF TAX REPRESENTATIONS



                 This certificate is being delivered to Sutherland, Asbill & Brennan, L.L.P. in connection with the opinion required by Section 7.03(f) of the Agreement and Plan of Merger (the "Merger Agreement") dated November 12, 1996, and amended on February 14, 1997 among Encore Orthopedics, Inc. ("Encore"), Healthcare Acquisition Corp. ("HCAC") and Healthcare Acquisition, Inc. ("Acquisition"). Defined terms not otherwise defined herein have the meanings specified in the Merger Agreement.

                 The undersigned hereby certifies that:


                 1. There is no plan or intention by the shareholders of Encore to sell, exchange, or otherwise dispose of a number of HCAC Common Shares received in the Merger that would reduce the Encore shareholders' ownership of HCAC Common Shares to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding Encore Shares as of the same date. For purposes of this representation, shares of Encore stock exchanged for HCAC $7.00 Warrants or other property, surrendered by dissenters or exchanged for cash in lieu of fractional HCAC Common Sharess will be treated as outstanding Encore Shares on the date of the Merger.

                 2. Immediately following the Merger, Encore will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Encore to dissenters, amounts paid by Encore to shareholders who receive cash or other property in connection with the Merger, amounts used by Encore to pay reorganization expenses, and all redemptions and distributions (excluding regular, normal dividends) made by Encore in connection with the Merger will be treated as assets held by Encore immediately prior to the Merger.

                 3. There is no intercorporate indebtedness existing between HCAC and Encore or between Acquisition and Encore that was issued, acquired, or will be settled at a discount.
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                 4.  Encore is not an investment company as defined in sections
                 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

                 5. On the date of the Merger, the fair market value of Encore will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

                 6. Encore is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

                 The undersigned further certifies to you that each of the statements set forth in this letter will be true, correct and complete as of the Effective Time.


                                      ENCORE ORTHOPEDICS, INC.



                                      By:     __________________________________
                                      Its:    __________________________________





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                   HCAC CERTIFICATE OF TAX REPRESENTATIONS



                 This certificate is being delivered to Sutherland, Asbill & Brennan, L.L.P. in connection with the opinion required by Section 7.03(f) of the Agreement and Plan of Merger (the "Merger Agreement") dated November 12, 1996, and amended February 14, 1997 among Encore Orthopedics, Inc. ("Encore"), Healthcare Acquisition Corp. ("HCAC") and Healthcare Acquisition, Inc. ("Acquisition"). Defined terms not otherwise defined herein have the meanings specified in the Merger Agreement.

                 The undersigned hereby certifies that:


                 1. The fair market value of the HCAC Common Shares issued in exchange for Encore Shares in the Merger will be equal to at least 80 percent of the aggregate fair market value of the HCAC Common Shares, HCAC $7.00 Warrants, and cash in lieu of fractional HCAC Common Shares, received by Encore shareholders in the Merger.

                 2. Acquisition was formed solely for purposes of effecting the Merger and has had no material assets or liabilities.
                 Any assets or liabilities which are held by Acquisition immediately prior to the Merger will be transferred to Encore pursuant to the Merger.

                 3. HCAC has no plans to cause Encore to issue additional shares of its stock after the Merger that would result in HCAC losing control of Encore within the meaning of section 368(c)(1) of the Internal Revenue Code.

                 4. HCAC has no plan or intention to liquidate Encore; to merge Encore with or into another corporation; to sell or otherwise dispose of the stock of Encore except for transfers of stock to corporations controlled by HCAC; or to cause Encore to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Encore.

                 5. Following the Merger, HCAC will cause Encore to continue its orthopedic product and supply business or use a significant portion of Encore's business assets in a
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                 business.

                 6.  HCAC does not own any Encore Shares.

                 7. HCAC is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.


                 The undersigned further certifies to you that each of the statements set forth in this letter will be true, correct and complete as of the Effective Time.


                                        HEALTHCARE ACQUISITION CORP.


                                        By: __________________________________
                                        Its:__________________________________





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